Exhibit 99.2

OFFER TO EXCHANGE
Up to $1,243,777,000 aggregate principal amount of 2.875% Senior Notes due 2020, $436,313,000 aggregate principal amount of 3.950% Senior Notes due 2020, $750,000,000 aggregate principal amount of Senior Floating Rate Notes due 2020, $434,815,000 aggregate principal amount of 2.875% Senior Notes due 2021, $464,576,000 aggregate principal amount of 2.250% Senior Notes due 2021, $1,000,000,000 aggregate principal amount of 2.550% Senior Notes due 2021, $861,709,000 aggregate principal amount of 3.250% Senior Notes due 2022, $891,870,000 aggregate principal amount of 3.550% Senior Notes due 2022, $500,000,000 aggregate principal amount of Senior Floating Rate Notes due 2022, $1,500,000,000 aggregate principal amount of 2.600% Senior Notes due 2022, $697,660,000 aggregate principal amount of 2.750% Senior Notes due 2023, $932,101,000 aggregate principal amount of 3.250% Senior Notes due 2023, $636,086,000 aggregate principal amount of 4.000% Senior Notes due 2023, $882,510,000 aggregate principal amount of 3.625% Senior Notes due 2024, $3,250,000,000 aggregate principal amount of 2.900% Senior Notes due 2024, $2,379,532,000 aggregate principal amount of 3.875% Senior Notes due 2025, $2,250,000,000 aggregate principal amount of 3.200% Senior Notes due 2026, $961,528,000 aggregate principal amount of 3.450% Senior Notes due 2027, $1,456,162,000 aggregate principal amount of 3.900% Senior Notes due 2028, $4,000,000,000 aggregate principal amount of 3.400% Senior Notes due 2029, $2,000,000,000 aggregate principal amount of 4.125% Senior Notes due 2039, $245,785,000 aggregate principal amount of 5.700% Senior Notes due 2040, $391,925,000 aggregate principal amount of 5.250% Senior Notes due 2043, $976,477,000 aggregate principal amount of 4.625% Senior Notes due 2044, $1,959,524,000 aggregate principal amount of 5.000% Senior Notes due 2045, $1,236,433,000 aggregate principal amount of 4.350% Senior Notes due 2047, $1,456,840,000 aggregate principal amount of 4.550% Senior Notes due 2048, and $3,750,000,000 aggregate principal amount of 4.250% Senior Notes due 2049 for a like aggregate principal amount of
2.875% Senior Notes due 2020, 3.950% Senior Notes due 2020, Senior Floating Rate Notes due 2020, 2.875% Senior Notes due 2021, 2.250% Senior Notes due 2021, 2.550% Senior Notes due 2021, 3.250% Senior Notes due 2022, 3.550% Senior Notes due 2022, Senior Floating Rate Notes due 2022, 2.600% Senior Notes due 2022, 2.750% Senior Notes due 2023, 3.250% Senior Notes due 2023, 4.000% Senior Notes due 2023, 3.625% Senior Notes due 2024, 2.900% Senior Notes due 2024, 3.875% Senior Notes due 2025, 3.200% Senior Notes due 2026, 3.450% Senior Notes due 2027, 3.900% Senior Notes due 2028, 3.400% Senior Notes due 2029, 4.125% Senior Notes due 2039, 5.700% Senior Notes due 2040, 5.250% Senior Notes due 2043, 4.625% Senior Notes due 2044, 5.000% Senior Notes due 2045, 4.350% Senior Notes due 2047, 4.550% Senior Notes due 2048, and 4.250% Senior Notes due 2049, respectively, in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”)
Pursuant to the Prospectus dated   , 2020

  , 2020
To our Clients:
Enclosed for your consideration is a prospectus, dated   , 2020 (as amended or supplemented, the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offers (the “Exchange Offers”) of Bristol-Myers Squibb Company, a Delaware corporation (the “Company”), to exchange up to the aggregate principal amount outstanding of each series of Original Notes (as defined below) for a like aggregate principal amount of the corresponding series of Exchange Notes (as defined below) in a transaction registered under the Securities Act.
Series of Original Notes (collectively, the “Original Notes”)	Aggregate Principal Amount Outstanding	Series of Notes Registered Under the Securities Act (collectively, the “Exchange Notes”)
2.875% Senior Notes due 2020	$1,243,777,000	2.875% Senior Notes due 2020
3.950% Senior Notes due 2020	$436,313,000	3.950% Senior Notes due 2020
Senior Floating Rate Notes due 2020	$750,000,000	Senior Floating Rate Notes due 2020
2.875% Senior Notes due 2021	$434,815,000	2.875% Senior Notes due 2021
2.250% Senior Notes due 2021	$464,576,000	2.250% Senior Notes due 2021
2.550% Senior Notes due 2021	$1,000,000,000	2.550% Senior Notes due 2021
3.250% Senior Notes due 2022	$861,709,000	3.250% Senior Notes due 2022
3.550% Senior Notes due 2022	$891,870,000	3.550% Senior Notes due 2022
Senior Floating Rate Notes due 2022	$500,000,000	Senior Floating Rate Notes due 2022
2.600% Senior Notes due 2022	$1,500,000,000	2.600% Senior Notes due 2022
2.750% Senior Notes due 2023	$697,660,000	2.750% Senior Notes due 2023
3.250% Senior Notes due 2023	$932,101,000	3.250% Senior Notes due 2023
4.000% Senior Notes due 2023	$636,086,000	4.000% Senior Notes due 2023
3.625% Senior Notes due 2024	$882,510,000	3.625% Senior Notes due 2024
2.900% Senior Notes due 2024	$3,250,000,000	2.900% Senior Notes due 2024
3.875% Senior Notes due 2025	$2,379,532,000	3.875% Senior Notes due 2025
3.200% Senior Notes due 2026	$2,250,000,000	3.200% Senior Notes due 2026
3.450% Senior Notes due 2027	$961,528,000	3.450% Senior Notes due 2027
3.900% Senior Notes due 2028	$1,456,162,000	3.900% Senior Notes due 2028
3.400% Senior Notes due 2029	$4,000,000,000	3.400% Senior Notes due 2029
4.125% Senior Notes due 2039	$2,000,000,000	4.125% Senior Notes due 2039
5.700% Senior Notes due 2040	$245,785,000	5.700% Senior Notes due 2040
5.250% Senior Notes due 2043	$391,925,000	5.250% Senior Notes due 2043
4.625% Senior Notes due 2044	$976,477,000	4.625% Senior Notes due 2044
5.000% Senior Notes due 2045	$1,959,524,000	5.000% Senior Notes due 2045
4.350% Senior Notes due 2047	$1,236,433,000	4.350% Senior Notes due 2047
4.550% Senior Notes due 2048	$1,456,840,000	4.550% Senior Notes due 2048
4.250% Senior Notes due 2049	$3,750,000,000	4.250% Senior Notes due 2049
The terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.
The Exchange Offers are being made in order to satisfy certain obligations of the Company contained in (i) the Registration Rights Agreement, dated as of May 16, 2019, by and among Bristol-Myers Squibb Company and Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, and (ii) the Registration Rights Agreement, dated as of November 22, 2019, by and among Bristol-Myers Squibb Company and Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Evercore Group L.L.C. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of one or more series of the Original Notes held by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed note power from us or arrange to have the Original Notes registered in your name.
Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and related letter of transmittal, dated   , 2020 (the “Letter of Transmittal”).
Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on   , 2020, unless extended by the Company in its discretion (such date and time as it may be extended, the “Expiration Date”). Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn in accordance with the procedures set forth in the Prospectus at any time before the Expiration Date.
Your attention is directed to the following:
1.	The Exchange Offer is for any and all Original Notes.
2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions to the Exchange Offers”.
3.	The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.
If you wish to have us tender your Original Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.
The Letter of Transmittal is furnished to you for informational purposes only and may not be used to tender Original Notes, unless you obtain a properly completed note power from us or arrange to have the Original Notes registered in your name. If we do not receive written instructions in accordance with the below and the procedures in the Prospectus and Letter of Transmittal, we will not tender any of the Original Notes on your account.
INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS
The undersigned acknowledge(s) receipt of this letter and the enclosed material referred to therein relating to the Exchange Offers made by the Company with respect to the Original Notes.
This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.
☐	Please tender the Original Notes held by you for the account of the undersigned as indicated below:
Series of Original Notes	Aggregate Principal Amount to Tender*
2.875% Senior Notes due 2020	$
3.950% Senior Notes due 2020	$
Senior Floating Rate Notes due 2020	$
2.875% Senior Notes due 2021	$
2.250% Senior Notes due 2021	$
2.550% Senior Notes due 2021	$
3.250% Senior Notes due 2022	$
3.550% Senior Notes due 2022	$
Senior Floating Rate Notes due 2022	$
2.600% Senior Notes due 2022	$
2.750% Senior Notes due 2023	$
3.250% Senior Notes due 2023	$
4.000% Senior Notes due 2023	$

Series of Original Notes	Aggregate Principal Amount to Tender*
3.625% Senior Notes due 2024	$
2.900% Senior Notes due 2024	$
3.875% Senior Notes due 2025	$
3.200% Senior Notes due 2026	$
3.450% Senior Notes due 2027	$
3.900% Senior Notes due 2028	$
3.400% Senior Notes due 2029	$
4.125% Senior Notes due 2039	$
5.700% Senior Notes due 2040	$
5.250% Senior Notes due 2043	$
4.625% Senior Notes due 2044	$
5.000% Senior Notes due 2045	$
4.350% Senior Notes due 2047	$
4.550% Senior Notes due 2048	$
4.250% Senior Notes due 2049	$
☐	Please do not tender any Original Notes held by you for the account of the undersigned.
*
Original Notes may only be tendered in the minimum denominations of $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. Unless otherwise indicated, the entire principal amount for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Original Notes, including but not limited to the representations that the undersigned (i) has full power and authority to tender, exchange, sell, assign and transfer the Original Notes being tendered and that the Company will acquire good, marketable and unencumbered title to the Original Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to such person’s sale or transfer and not subject to any adverse claim when the Original Notes are accepted by the Company, (ii) is acquiring the Exchange Notes in connection with the Exchange Offers in the ordinary course of its business, (iii) has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes it will receive in the Exchange Offers, (iv) is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company and (v) if the undersigned is a broker-dealer, is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes.

If a holder of the Original Notes (a) will be acquiring any Exchange Notes not in the ordinary course of its business, (b) is participating or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (c) is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or (d) is a broker-dealer that has acquired the Original Notes for its own account directly from the Company, such holder and such broker-dealer may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any resale transaction.
SIGN HERE
Dated:
Signature(s):
Print Name(s):
Address:
(Please include Zip Code)
Telephone Number
(Please include Area Code)
Tax Identification Number or Social Security Number:
None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Original Notes held by us for your account.
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